U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM SB-2

[X]	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission file number 333-139853 SBD INTERNATIONAL INC. (Name of Small Business Issuer in its Charter)

Nevada	1540	20-4357915
(STATE OF INCORPORATION)	Primary Classification	(I.R.S. EMPLOYER
	Number	IDENTIFICATIONNO.)

6464 NW 5th Way, Ft. Lauderdale, Florida 33309
(954) 489 - 2961
(Address and telephone number of principal executive
offices and principal place of business)

CARL M. NURSE
Chairman and Chief Executive Officer

SBD International, Inc.

6464 NW 5th Way, Ft. Lauderdale, Florida 33309
Tel: (954) 489 2961 Fax: (954) 489-2962
(Name, address and telephone number for Agent for Service)

Copies of all communications to be sent to:

ARTHUR S. MARCUS, ESQ.
Gersten Savage, LLP
600 Lexington Avenue
New York, New York 10022
Tel: (212) 752-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share(2)	Proposed Maximum Offering Price	Amount Aggregate of Registration Fee

Common stock, par value $.001 per share issuable upon conversion secured convertible notes.	20,000,000	$0.05	$1,000,000	$107.00
Common stock, par value $.001 per share issuable upon exercise of warrants.	10,000,000	$0.05	$500,000	$53.50
Common stock, par value $.001 per share	301,000	$0.05	$15,050	$1.61
Total:	30,301,000	$0.05	$1,515,050	$162.11

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), in order to prevent dilution, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event of stock splits, stock dividends, triggering of any anti-dilution provisions in the warrants included in the units or similar transactions involving the common stock of the Registrant. No additional registration fee has been paid for these shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) of the Securities Act, based on the average of the bid and asked price of the Registrant's common stock on the OTC Bulletin Board on December 28, 2006 which was $0.050 per share.

(3) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(i)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," beginning on page 4 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

(ii)

SUBJECT TO COMPLETION, Dated January 18, 2007

PROSPECTUS
30,301,000 shares of Common stock
SBD International, Inc.

This prospectus relates to the resale by certain selling stockholders of SBD International, Inc. (previously SiteWorks, Inc.) a Nevada corporation, of up to 30,301,000 shares of our common stock, par value $0.001 per share, including: (i) 20,000,000 shares of our common stock underlying secured convertible notes in a principal amount of $500,000 issued to stockholders in our September 28, 2006 private offering and (ii) 10,000,000 shares of our common stock issuable upon the exercise of warrants issued to those stockholders in our September 28, 2006 private offering. In January, 2007 we obtained an additional $200,000 and issued a series of notes which were identical to the notes issued in the September 28, 2006 private offering. The investor has an additional $300,000 of notes immediately prior to the effectiveness of this offering. The secured convertible notes are convertible into shares of our common stock at the lesser of (i) $0.06 per share or (ii) 60% of the average of the lowest three (3) trading days during the last twenty (20) trading days. We are contractually obligated under our registration rights agreements with the selling stockholders to register two (2) times the number of shares that are actually issuable upon full conversion of the notes and warrants. This prospectus may also be used by selling stockholders who exercised registration rights in relation to 301,000 shares of our common stock that they acquired in prior private transactions with us. The selling stockholders may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders, other than payment of the exercise price of the warrants. We will pay the expenses of this offering.

Our common stock is quoted on the OTC Bulletin Board under the symbol "SBDN". The last reported sales price per share of our common stock as reported on the OTC Bulletin Board on January 16, 2007 $0.40 per share.

You should carefully consider the "Risk Factors" beginning on page 4 described herein before purchasing any of the common stock offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____2007.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. All references to the “Company”, “SBD”,  "we," "our," "ours, " or "us," in this prospectus are to SBD International Inc. and its subsidiaries unless otherwise indicated.

SBD International, Inc. ("SBD") is a Nevada based general contracting and real estate development company. We formerly operated as Site Works Building & Development Co., but merged into SBD in August 2006. We are engaged in commercial and residential construction, real estate development, general contracting and preconstruction planning, and construction management services on a global basis. We currently manage projects in West Palm Beach and Miami Florida and we are in the initial stages of developing projects in Thailand and other overseas markets. We have operating competency in installing underground utilities and own certain specialty equipment to enable us to carry out trenching projects. We are planning to expand into infrastructure work including the installation of gas and electric utilities.

We have two domestic subsidiaries: Site Works Building and Development LLC, a Florida corporation and licensed general contractor engaged in commercial and residential construction projects in Florida (“SiteWorks”) and Integral Inc., our property management company which owns and operates the Chiefland property in Central Florida (“Integral”); and our international subsidiary SiteWorks Building & Development Thailand was organized for developing affordable housing in Thailand and other overseas markets (“SiteWorks Thailand” and together with SBD, Site Works and Integral, the “Company”). SiteWorks Thailand has agreements in place to develop approxinmately 300 houses in the Short term of 2007, and up to 2000 houses in the longer term of 2008 and beyond.

Our approach to professional general contracting is based on tradition and employing all skill sets and modern tools available to the construction profession. We utilize scheduling software, automated estimating, integrated construction management tools for planning, managing and operating our construction projects. We provide hard bid numbers from an extensive qualified subcontractor database.

We recorded revenues of $130,158 and $220,000 (restated) in revenues during the fiscal years ended December 31, 2005 and 2004, respectively and  net losses of $6,090,071 and $1,218,293 for our fiscal years ended December 31, 2005(restated) and 2004 respectively.  During the nine month period ended September 30, 2006, we recorded revenues of $464,482 and a net loss of $1,477,682. We incurred a loss in the amount of $11,594,172 for the period from incorporation to September 30,2006. Our auditors included a, going concern qualification in their report on our financial statements for the fiscal year ended December 31, 2005. We cannot assure you that we will be able to generate enough revenue or raise sufficient capital to operate our business during the next 12 months.

Our administrative offices are located at 6464 NW 5th Way, Ft. Lauderdale Florida 33309, telephone (954) 489 961.

The Offering

Common stock offered by the
selling stockholders	Up to 30,301,000 shares (1)

Common stock to be outstanding
after the Offering	304,654,041 (2)

Use of Proceeds	We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders, other than payment of the exercise price of the warrants.

OTC Bulletin Board symbol	SBDN

(1)This prospectus covers the resale by certain selling stockholders named in this prospectus of up to 30,301,000 shares of our common stock acquired in private transactions including: (i) 20,000,000 shares underlying secured convertible notes in a principal amount of $500,000 issued in our September 28, 2006 private offering, and (ii) 10,000,000 shares of our common stock issuable upon the exercise of warrants issued to those stockholders in our September 28, 2006 private offering. In January, 2007 we obtained an additional $200,000 and issued a series of notes which were identical to the notes issued in the September 28, 2006 private offering. The investor has an additional $300,000 of notes immediately prior to the effectiveness of this offering. The secured convertible notes are convertible into shares of our common stock at the lesser of (i) $0.06 per share or (ii) the average of the lowest three (3) trading days during the last twenty (20) trading days. We are contractually obligated under our registration rights agreements with the selling stockholders to register two (2) times the number of shares that are actually issuable upon full conversion of the notes and warrants. This prospectus may also be used by selling stockholders exercising their registration rights with respect to 301,000 shares of our common stock that they acquired in various private transactions with us. The selling stockholders may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. Please see "Plan of Distribution" in this prospectus for a detailed explanation of how the shares of common stock may be sold.

(2) Relating to common stock to be outstanding after the offering is based on 274,353,041 shares of common stock outstanding as of December 29, 2006 and assumes the subsequent conversion of our issued secured convertible notes by the selling stockholders and exercise of an aggregate of 10,000,000 outstanding warrants. Please see "Description of Securities" in this prospectus for a discussion of our capital stock.

___________________________________

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OF THE COMPANY PRESENTS CERTAIN MATERIAL RISKS TO INVESTORS. ANY INVESTOR IN THE COMPANY IS ENCOURAGED TO CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE PURCHASING THE SECURITIES OF THE COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN, THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, and May Negatively Impact Our Ability to Achieve Our Business Objectives.

Because of losses incurred by us to date and our general financial condition, we received a going concern qualification in the auditors' report related to our financial statements for the fiscal year ended December 31, 2005 that raises doubt about our ability to continue our operations during the next 12 months.

We had net losses of approximately $6,090,071 and $1,298,293 for the fiscal years ended December 31, 2005 and 2004, respectively, and generated $130,158 and $220,000 (restated) in revenues during the fiscal years ended December 31, 2005 and 2004, respectively. During the nine month period ended September 30, 2006, we recorded revenues of $464,482 and a net loss of $1,477,682 (unaudited). Our auditors included a going concern qualification in their report on our financial statements for the fiscal year ended December 31, 2005. We cannot assure you that we will be able to generate enough revenue or raise sufficient capital to operate our business during the next 12 months. Our existence is dependent upon our management's ability to develop profitable operations and resolve our liquidity problems. We cannot assure you that we will ever achieve profitable operations or generate significant revenues. We may continue to have operating losses in the foreseeable future. If we are unable to continue as a going concern, we may cease to operate and our investors may lose some or all of their investment.

We May Be Unable To Obtain Adequate Financing To Implement Our Business Plan, Which Will Negatively Impact Our Liquidity And Ability To Continue Our Operations.

We have very limited financial resources. We will need to obtain funding for our working capital needs and business development Our ability to obtain financing depends, in part, upon prevailing capital market conditions as well as our operating results which may impact our efforts to arrange financing on terms satisfactory to us. Moreover, we may not be able to obtain additional financing by the issuance of additional shares of our capital stock due to the fact that our authorized capital stock may not have been properly approved by our shareholders. Certain shares of our stock issued by us since incorporation may be invalidly issued under the Florida Business Corporation Act and, as a result, our shareholders may have rescission rights under federal and/or state securities laws." If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of other opportunities, or otherwise respond to competitive challenges. Our failure to obtain capital on acceptable terms will also negatively impact our liquidity and our ability to continue our operations.

We Depend On The Services Of Our President To Implement Our Business Strategy And The Loss Of His Services Will Have An Adverse Effect On Our Business.

The extensive experience and contacts of our President, Mr. Nurse, within the construction industry are a critical component of our business strategy. The growth of our operations is dependent upon the personal efforts and abilities of our President to evaluate and pursue our business opportunities The loss of the services of our President, for any reason, will adversely affect our business.

We May Be Unable To Hire And Retain Qualified Employees Which Will Have An Adverse Effect On Our Financial Condition And Result Of Operations.

We believe that our business strategy is substantially dependent upon our ability to attract, hire, retain and motivate qualified employees We cannot assure you that we will be successful in hiring or retaining the services of qualified managerial, technical or administrative personnel necessary to support our business Our inability to hire and retain qualified employees will have an adverse effect on our financial condition and results of operations.

We Will Encounter Intense Competition From Substantially Larger And Better Financed Companies Which May Have A Negative Impact On Our Ability To Achieve Profitable Operations.

Our success depends upon our ability to penetrate the market for general contracting, pre-construction management and construction management services. Our company will compete with more established entities with greater financial resources, longer operating histories and more recognition in the market place than we do. It is also possible that previously unidentified competitors may enter the market place and decrease our chance of acquiring the requisite market share. Our future success will depend upon our ability to penetrate the market quickly and efficiently. Our ability to respond to the evolving demands of the marketplace will play a key role in our success. If we are unable to respond and compete in these markets, it will have a material adverse effect on our results of operations and financial condition and will negatively impact our ability to achieve profitable operations

If we fail to maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results and comply with the reporting requirements under the Securities Exchange Act of 1934 as amended (the “Exchange Act”). As a result, current and potential shareholders may lose confidence in our financial reporting and disclosure required under the Exchange Act, which could adversely affect our business and we could be subject to regulatory scrutiny.

Pursuant To Section 404 Of The Sarbanes-Oxley Act Of 2002 ("Section 404"), We Will Be Required, Beginning With Our Annual Report On Form 10-KSB For The Fiscal Year Ending December 31, 2007, To Include In Our Annual Reports On Form 10-KSB, Our Management's Report On Internal Control Over Financial Reporting And The Registered Public Accounting Firm's Attestation Report On Our Management's Assessment Of Our Internal Control Over Financial Reporting.

We are in the process of preparing an internal plan of action for compliance with the requirements of Section 404. As a result, we cannot guarantee that we will not have any "significant deficiencies" or "material weaknesses" reported by our independent registered public accounting firm. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting. In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential shareholders and customers to lose confidence in our financial reporting and disclosure required under the Exchange Act, which could adversely affect our business.

We May Be Unable To Implement Our Business And Growth Strategy Which Will Negatively Impact Our Financial Condition And Results Of Operations.

Our growth strategy and ability to generate revenues is largely dependent upon our ability to: (i) develop and provide general contracting, pre-construction planning and construction management services; (ii) hire highly skilled subcontractors; (iii) obtain adequate financing on acceptable terms to fund our growth strategy; (iv) develop and expand our customer base; and (v) negotiate agreements on terms that will permit us to generate adequate profit margins. Our failure with respect to any or all of these factors could impair our ability to successfully implement our growth strategy, which will have an adverse effect on our financial condition and results of operations.

If We Are Unable To Accurately Estimate The Overall Risks, Revenues Or Costs On A Contract, We May Incur A Loss On The Contract Which Will Have An Adverse Effect On Our Financial Condition And Results Of Operations.

We expect that will mostly enter into fixed price contracts which require us to perform the contract for a fixed price irrespective of our actual costs. As a result, we may realize a profit on these contracts only if we successfully control our costs and avoid cost overruns. We may also enter into cost plus award fee contracts which provide for reimbursement of the costs required to complete a project, but generally have a lower base fee and an incentive fee based on cost and/or schedule performance. If our costs exceed the revenues available under such a contract or are not allowable under the provisions of the contract, we may not receive reimbursement for these costs. Guaranteed maximum price contracts that we may enter into provide for a cost plus fee arrangement up to a maximum agreed upon price These contracts also place the risk on us for cost overruns that exceed the guaranteed maximum price. Pre-construction planning and construction management contracts are those under which we agree to manage a project for the customer for an agreed upon fee, which may be fixed or may vary based upon negotiated factors. Profitability on these types of contracts is driven by changes in the scope of work, which could cause cost overruns beyond our control and limit profits on these contracts. Cost overruns, whether due to inefficiency, faulty estimates or other factors, result in lower profit or a loss on a project. We expect that our contracts will be based, in part, on cost estimates that are subject to a number of assumptions. If our estimates of the overall risks, revenues or costs prove inaccurate or circumstances change, we may incur a lower profit or a loss on the contract which will negatively impact our financial condition and results of operations.

We May Fail To Meet Schedule Requirements Of Our Contracts Which Could Adversely Affect Our Reputation And/Or Expose Us To Financial Liability.

The construction services industry is highly schedule driven and our contracts are likely to be subject to specific completion schedule requirements with liquidated damages charged to us in the event the construction schedules are not achieved. Failure to meet any such schedule requirements could cause us to suffer damage to our reputation within the construction industry and customer base, as well as pay significant liquidated damages which will have an adverse effect on our financial condition and results of operation.

Compliance With Regulations Affecting Our Business Could Cause Us To Incur Substantial Costs Both In Time And Money.

We are subject to extensive and complex laws and regulations that affect the construction industry, including, but not limited to, laws and regulations related to zoning, permitted land uses, levels of density, building design, warranties, storm water and use of open spaces We generally may be required to obtain permits and approvals from local authorities to commence and complete various construction projects. Such permits and approvals may, from time-to-time, be opposed or challenged by local governments, neighboring property owners or other interested parties, adding delays, costs and risks of non-approval to the process. This process is further complicated by the fact that certain of our projects may be located in foreign countries where we may be unfamiliar with all regulatory requirements and approvals established by foreign governments. Economic, political and other risks associated with our international operations involve risks that could adversely affect our financial condition and results of operations." Our obligation to comply with the laws and regulations under which we operate, and the obligation of our subcontractors and other agents to comply with these and other laws and regulations, could result in delays in the performance of our service, and cause us to incur substantial costs.

We Could Incur Significant Costs As A Result Of Liability Under Environmental Laws Which Will Have An Adverse Effect On Our Financial Condition And Results Of Operations.

Our operations are subject to environmental laws and regulations governing, among other matters, the discharge of pollutants into air and water, the handling, storage and disposal of solid or hazardous materials or wastes and the remediation of contamination, sometimes associated with leaks or releases of hazardous substances. Various federal, state and local environmental laws and regulations may impose liability for the entire cost of investigation and clean-up of hazardous or toxic substances. These laws may impose liability without regard to ownership at the time of the contamination or whether or not we caused the presence of contaminants. Violations of these environmental laws and regulations could subject us and our management to fines, civil and criminal penalties, cleanup costs and third party property damage or personal injury claims which will have an adverse affect on our financial condition and results of operations.

Work Stoppages And Other Labor Problems Could Adversely Affect Our Financial Condition And Results Of Operations.

We intend to rely mostly on subcontractors in providing our general contracting services. Certain subcontractors in the construction industry are members of various labor unions. If the unionized workers engage in a strike or other work stoppage, or other subcontractors become unionized, we could experience a disruption of our operations and higher ongoing labor costs, which could adversely affect our financial condition and results of operations

Timing Of The Award Of A New Contract And Performance Of A New Contract May Have An Adverse Effect On Our Financial Condition And Results Of Operation In A Particular Fiscal Quarter.

It is generally very difficult to predict whether and when we will receive an award of a new contract as these contracts frequently involve a lengthy and complex bidding and selection process which is affected by a number of factors, including, but not limited to, market conditions, financing arrangements and governmental approvals. Our results of operations can fluctuate from quarter to quarter depending on the timing of new contract awards

In addition, timing of the revenues and cash flows from our projects can be delayed by a number of factors, including, but not limited to, weather conditions, delays in receiving material and equipment from vendors and changes in the scope of work to be performed. Such delays, if they occur, could have an adverse effect on our financial condition and operating results for a particular fiscal quarter.

We May Not Be Able To Fully Realize The Revenue Reported In Our Backlog Which Will Have An Adverse Affect On Our Financial Condition And Results Of Operation.

We include a construction project in our backlog at such time as a contract is awarded or a firm letter of commitment is obtained and funding is in place. The revenue projected in our backlog may not be realized or, if realized, may not result in profits. For example, if a project reflected in our backlog is terminated, suspended or reduced in scope, it would result in a reduction to our backlog which would reduce, potentially to a material extent, the revenue and profit we actually receive from contracts in backlog. If a customer cancels a project, we may be reimbursed for certain costs but typically have no contractual right to the total revenues reflected in our backlog. Significant cancellations or delays of projects in our backlog could have an adverse effect on our financial condition and results of operations

Deterioration In Economic Conditions Generally Or In The Market Regions Where We Intend To Operate Could Decrease Demand And Pricing In These Areas And Adversely Affect Our Financial Condition And Results Of Operations.

The construction industry is sensitive to changes in regional and national economic conditions such as job growth, interest rates and consumer confidence. Material adverse changes in any of these conditions generally, or in the market regions where we intend to operate, could decrease demand and pricing for new construction projects in these areas or result in customer defaults on pending contracts, which could adversely affect the number of deliveries we make or reduce the prices we can charge, either of which could adversely affect our financial condition and results of operations.

Natural Disasters And Adverse Weather Conditions Could Delay Deliveries Or Increase Costs Of Construction Projects In Affected Areas.

The occurrence of natural disasters or adverse weather conditions in the areas in which we intend to operate can delay deliveries, increase costs and negatively impact the demand for construction projects in affected areas. When natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires affect an area in which we intend to operate or one nearby, there can be a diversion of labor and materials in such area from existing construction projects to rebuilding or repairing the buildings that were either destroyed or damaged in the natural disaster This can cause delays in construction and delivery of projects in which we may be involved and reduce our revenues, if any.

Economic, Political And Other Risks Associated With Our International Operations Involve Risks That Could Adversely Affect Our Financial Condition And Results Of Operations.

We intend to be involved as a general contractor in non-U.S construction projects. Our international operations may expose us to risks inherent in doing business outside the United States, including, but not limited to:

•	political risks, including risks of loss due to civil disturbances, acts of terrorism or acts of war;

•	unstable economic, financial and market conditions;

•	potential incompatibility with foreign, joint venture partners;

•	foreign currency controls and fluctuations in currency exchange rates;

•	trade restrictions;

•	increases in taxes and the effect of local regulations; and

•	changes in labor conditions, labor strikes and difficulties in staffing and managing international operations.

Any of these factors could harm our potential international operations. Specifically, failure to successfully manage international growth could result in higher operating costs than anticipated or could delay or preclude altogether our ability to generate revenues which will have an adverse effect on our results of operations and financial condition and results of operations.

Risks Relating to Our Common Stock

Our Stock Price Has Been And May Continue To Be Volatile And May Result In Substantial Losses For Investors.

The trading price of our Common Stock could be subject to wide fluctuations in response to:

•	our prospects as perceived by others;

•	our operating results;

•	differences between our reported results and those expected by investors;

•	announcements of new contracts by us or our competitors; and

•	general economic or stock market conditions unrelated to our operating performance.

Fluctuations In Our Stock Price As A Result Of Any Of The Foregoing Factors May Result In Substantial Losses For Investors.

Limited trading volume of our Common Stock may contribute to its price volatility. Through December 31, 2005, the average daily trading volume during 2005 for our Common Stock was approximately 500,000 shares, We cannot assure you that a more active trading market in our Common Stock will develop, As a result, relatively small trades may have a significant impact on the price of our Common Stock.

We Have Never Paid Dividends And Do Not Anticipate Paying Any In The Foreseeable Future.

We have never declared or paid a cash dividend and we do not expect to have any cash with which to pay cash dividends in the foreseeable future. If we do have available cash, we intend to use it to grow our business.

We Will Be Subject To The Penny Stock Rules Which May Adversely Affect Trading In Our Common Stock.

On December 29, 2006, the closing price of Common Stock was $0.05. Our Common Stock is a "penny stock" security under the rules promulgated under the Exchange Act. In accordance with these rules, broker-dealers participating in certain transactions involving penny stocks must first deliver a disclosure document that describes, among other matters, the risks associated with trading in penny stocks. Furthermore, the broker-dealer must make a suitability determination approving the customer for penny stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these determinations in writing to the customer and obtain specific written consent from the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our Common Stock, decrease liquidity of our Common Stock and increase transaction costs for sales and purchases of our Common Stock as compared to other securities.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

We will receive no proceeds from the sale of any of or all of the shares being offered by the selling stockholders under this prospectus. We may receive an amount of up to approximately $500,000 upon the exercise of the warrants, if exercised, as to which we are registering the resale of the underlying shares of common stock. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of shares of our common stock by the selling stockholders We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Beneficial Ownership Prior to Offering (1)			Amount That May be Sold in this Offering (1)			Beneficial Ownership After the Offering (9)
	Number		Percent	Number		Percent	Number	Percent
AJW Offshore, Ltd.(2) c/o NIR Group, Inc. 1044 Northern Boulevard Roslyn, NY 11576	18,000,002	(3)	6.46%	13,623,804	(8)	4.99%	--	--
AJW Qualified Partners, LLC (2) c/o NIR Group, Inc. 1044 Northern Boulevard Roslyn, NY 11576	9,000,000	(4)	3.26%	9,000,000	(4)	3.26%	--	--
AJW Partners, LLC (2) c/o NIR Group, Inc. 1044 Northern Boulevard Roslyn, NY 11576	2,700,000	(5)	***	2,700,000	(5)	***	--	--
New Millennium Capital Partners II, LLC (2) c/o NIR Group, Inc. 1044 Northern Boulevard Roslyn, NY 11576	300,000	(6)	***	300,000	(6)	***	--	--
Zone Plc. 8 Copyhall Roseau Valley 00152 Commonwealth of Dominica	300,000	(7)	***	300,000	(7)	***	--	--
Scaroboro Ltd. P.O. Box 370 Hamilton BX Bermuda	1,000	(7)	***	1,000	(7)	***	--	--
Total:	30,301,000			25,924,802			--	--
_____________________
*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within sixty (60) days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on December 29, 2006, the secured convertible notes would have had a conversion price of $0.05. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

(2) The selling stockholders are affiliates of each other because they are under common control AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC, AJW Offshore, Ltd, formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd, AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 12,000,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 6,000,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 6,000,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 3,000,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 1,800,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 900,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 200,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 100,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Issued in a private transaction.

(8) Includes (i) 9,082,536 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 4,541,268 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Assumes that all securities registered will be sold

No selling stockholder has held a position as a director nor has a material relationship with us or any of our affiliates, or their predecessors, within the past three (3) years.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, as amended, or the Exchange Act, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company are subject.

DIRECTORS EXECUTIVE OFFICERS PROMOTERS AND CONTROL PERSONS:

Set forth below are the directors and officers of the Company.

NAME:	AGE:	POSITION:

Carl Michael Nurse	51	Chairman of the Board, President and Chief Executive Officer and Acting Chief Accounting Officer

Beverly Callender	50	Secretary and Director

Carl Michael Nurse, founded the Company in August 2001 and has served as Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer since inception. Mr. Nurse has 25 years of varied experience in all phases of construction and construction management including design, development, construction, administration, marketing, and sales accounting. Mr. Nurse has had over fifteen years management experience in the management construction companies at various levels ranging from scheduling of construction activities through operations and strategic management of the companies. A graduate Engineer from Farleigh Dickenson University, Teaneck, New Jersey, Mr. Nurse has had specialized training in a number of relevant areas including: Labor relations, Production Management, Quality Control, Sales and Marketing. Mr. Nurse has held positions of Project Engineer, Scheduling Technician, project manager, Construction manager, Vice president and Chief Executive officer. Companies worked with included Titian Realty & Construction of New York, Pullman Kellogg of Texas, a builder of power plants and Walsh Construction of Connecticut, a division of Hydroelectric Plant builder Guy F. Atkinson. Mr. Nurse had been Chief Executive Officer of Automated Management Resources.

Beverly Callender, is a banker by profession. She holds an MBA and has over twenty five years banking experience in all departments. She has worked done loan workouts, managed mortgage departments, started the credit card departments at a number of financial institutions in the West Indies.

Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in the Bylaws of the Company.

The entire board of directors acts as the audit committee as specified in section 3 (a) (58) (B) of the Exchange Act (15U.S.C 78c (a) (58) (B).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of the date of this Registration Statement by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.

NAME AND ADDRESS	NUMBER OF SHARES	PERCENTAGE OWNED

C. Michael Nurse (1)	265,218,001 restricted	97%

All officers and directors as a group	265,218,001	97%

_________________
(1) Restricted founder shares issued to Mr. Nurse in lieu of cash compensation shares of as of September 6, 2005.

DESCRIPTION OF SECURITIES BEING REGISTERED
COMMON STOCK

We are authorized to issue up to 750,000,000 shares of common stock, par value $.001. As of December 29, 2006, there were 274,353,041 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Florida law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

As of December 29, 2006, the Company had 274,353,041 shares of common stock outstanding of which 265,220,721 are restricted.

PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of $.001 par value convertible Series A voting preferred stock and 20,000,000 shares of Series B non voting common stock (the "Preferred Stock"). As of December 29, 2006. 1,100,000 Series B shares are presently outstanding. There are no Series A shares presently outstanding but they are convertible at 52 to l ratio. Any series of the Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the common stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of Preferred Stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

DESCRIPTION OF BUSINESS

SBD was incorporated in Nevada on Feb 22, 2006. The Company merged with SiteWorks Building & Development Co. in August of 2006 (which was incorporated in Florida in 2001 as a construction and real estate development company). The Company was formed to engage in real estate development and offer general contracting, preconstruction planning and construction management services to residential and commercial customers in South Florida. Since inception, the Company has expanded its market area to include certain subcontracted projects and projects beyond its domestic market area. The Company is currently managing projects in West Palm Beach, central Florida Miami, as well as in the initial stages of developing projects in overseas markets including Thailand. The Company also intends to be involved in infrastructure work, including installation of electric and gas utilities. The Company has an operating competence in the installation of underground utilities and has a trenching machine and other equipment which enables it to carry out trenching projects.

General Contracting Services

The Company's approach to professional general contracting is based on tradition and uses all the skill sets and modem tools available to the construction professional The Company uses scheduling software, automated estimating, integrated construction management tools to plan, manage and operate its construction projects. The Company provides hard bid numbers from an extensive, qualified subcontractor database.

The Company intends to provide its customers with the following: a listing of possible value engineering ideas with each hard bid; staging and sequencing plans; project specific safety plan; and resource loaded scheduling, which indicates the cash flow, manpower and equipment for the project at any given point.

Preconstruction Planning Services

Our preconstruction package includes establishment of a realistic budget; design and permitting assistance; value engineering alternatives; weekly meetings with all parties; schedules for both preconstruction and construction stages; subcontractor pricing; recommendations regarding the purchase of long lead items; and calculation of a guaranteed maximum price.

Construction Management Services

We offer construction management services throughout the building cycle including, but not limited to: assistance in all phases of permit processing; preparation of all subcontractors' and/or suppliers' purchase orders required in connection with the work; scheduling, coordination and supervision of the physical construction; establishment of a realistic budget; monitoring of compliance with assigned responsibilities; preparation and submission of all necessary documentation; preparation and maintenance of the project schedule; and training of the owner in mechanical and other systems operation.

We strive to ensure that each parties' role and responsibility is clearly defined and that all parties are focused on completing the project. Depending on the customer's needs, some of the preconstruction planning services to be offered by the Company may overlap with our construction management services.

Strategic Plan

Our business strategy has been developed so that we become a significant acquirer of income producing real estate including but not limited to land suitable for subdivision, and resale of apartment buildings for condo conversions, and older buildings suitable for recycling as either commercial or residential projects in Florida and the south and west ultimately. Some of our goals include:

•	Completing the property acquisition in Bangkok, Thailand during the next 12 months of operation;

•	Completing the build-out of the Chiefland property for development and have the property fully leased out or sold; and

•	Raising additional capital of at least $5,000,000 to acquire additional real estate properties in Thailand.

Our strategic plan also includes bidding on contracts to act as a general contractor or project manager on construction projects; performing general construction services as a general contractor on third party contracts securing long-term contractual relationships via partnering with major institutions and governmental agencies on all levels; and becoming an efficient producer of high quality construction services.

Construction Projects

Generally, we submit bids through the "competitive bid" method, in which the price is the major determining factor, or through submitting proposals to potential customers and the contracts are awarded based on the combination of technical capability and competitive price. If we submit the winning bid or proposal, we then enter into definitive agreements regarding the construction project.

We have the following projects in progress or completed:

PROJECT	Value	Status	% COMP

SiteWork / VA Hospital for FPL/AEI	$349,000	Complete	100%

Rodriguez residence	$161,000	Permitting - start date 1st Qtr

Ramirez residence	$51,000	Complete	100%

Chiefland Improvements	$400,000	Design/Permitting

Chiefland Addition	$1,200,000	Design/Permitting

Management continues to actively bid projects and fully expects to increase its contract backlog this year significantly.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

We have received a going concern opinion from our auditors because we have not earned a profit from our operation. Our accumulated deficit is $11,594,172 (unaudited) as of September 30,2006. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

The following table presents summary historical consolidated financial information from inception to the period ended of September 30, 2006 and certain balance sheet information the financial information disclosed is for the period of August 8, 2001 to December 31 2005. The Selected Financial Information should be read in conjunction with the consolidated Financial Statements and the Notes thereto appearing in this Prospectus.

	Sept 30
	unaudited
		Restated	Restated
	2006	2005	2004

SALES	464,482	$130,158	$220,000

COST OF SALES	349,152	$51,570	$105,900

GROSS PROFIT	115,331	$78,588	$114,100

NET LOSS PER BASIC AND DILUTED SHARES	(.01)	$(.06)	(.62)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	217,776,943	98,218,292	1,965,859

Summary of Consolidated Balance Sheet

	Sept 2006	Restated 2005	Restated 2004

TOTAL ASSETS	$2,891,216	$2,152,321	$31,864

Total Liabilities	3,766,830	2,001,335	43,295

STOCKHOLDERS' (DEFICIT)

Total Stockholders' (Deficit)	(11,594,172)	(9,917,572)	(3,827,001)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,891,216	$2,152,321	$31,864

Overview

Our financial statements are prepared in accordance with U. S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of Integral Inc. incurred to establish our subsidiary.

Our operating expenses are classified into three categories:

•	Cost of Sales;

•	General and Administrative Expenses and

•	Other Expenses.

Cost of Sales consists primarily of those expenditures incurred to pay the for the property acquired or deposits made on property and sub-trades or sub-contractors our fees, materials, labor, equipment rental and other expenses related to the site preparation project.

General and administrative expense consists of property taxes, office expenses, rent, phones, professional fees, amortization, travel and entertainment, costs to incorporate, cost of a full time accountant and administrative manager.

Other Expenses are primarily interest expenses.

Results of Operations

We have lost $11,594,172 from our date of inception thru September 30, 2006(unaudited).

Revenues

The 2006 revenues consist primarily of site preparation revenues from federal government projects. Revenues totaled $464,482 and $173,548 for the nine and three months ended September 30, 2006. The revenues for the same periods last year were zero because operations had not begun.

We anticipate that our contracting services will increase our revenues from current levels to approximately 800,000 to 3,000,000.

Cost of Sales

Cost of Sales totaled $349,151 and $184,506 for the nine and three months ended September 30, 2006. The cost of Sales for the same periods last year was zero because operations had not yet commenced. The Gross Margin was significantly higher in the 3rd Quarter due to a higher than normal retainage on projects due to billing issues, that the company believes will be resolved in the company’s favor. A positive result would result in higher than normal profit in future quarters.

We anticipate that our cost of sales will decrease on a percentage basis compared to revenue if we get more lucrative construction projects and increase our revenue price to the landowner. It is our goal to manage this cost to a level of 75% to 80% in the next fiscal year. In order to capture development and construction projects to date we have quoted construction prices on projects to be under the market to obtain the projects that allows us to acquire the volume we require to cover our overhead and produce a profit.

General and Administrative Expenses

These expenses increased from $82,042 in the nine months ended September 30, 2005 to $773,920 in the nine months ended September 30, 2006. The increase is due to the company investing in management infrastructure as it evolves from a development to an operating company.

Included in stock based employee and consultant compensation is the expense of issuing stock to an employee of $128,400 and $0 for the nine and three months ended September 30, 2006. Consultants also received stock based compensation of $521,600 and $0 for the nine and three months ended September 30, 2006 which is included in General and Administrative Expense. For the nine and three months ended September 30, 2005 the expense of stock issuance as compensation to Carl Nurse was $390,000 and stock issuance for services was $750,270 and 71,668 for the nine and three months ended September 30, 2005.

We anticipate that our administrative expenses will increase as we add staff to manage projects in the next fiscal year because we anticipate these expenses becoming significant in operating our company.

Other Expenses

Interest expense for the nine and three months ended September 30, 2006 of $346,450 and $272,763 is primarily attributable to our mortgage loan. A non-cash derivative income was recognized in the amount of $156,867 for the quarter and the year. This income was primarily caused by the decrease in the fair value of the conversion due to the market price dropping below the conversion price at the end of the quarter. Due to the adjustable conversion price of the note, this amount will most likely reverse in the next quarter.

Plan of Operations

During the next twelve months, we intend to continue our business locating and acquiring property on which we have a reasonable expectation residential or commercial construction projects can be developed and by bidding on tenders or negotiating contracts as the landowners contact us to perform construction on our projects, Our company has two full time employees and our subsidiary currently has one part time employee In addition we expect our cash requirement for the operations of our business to be financed through the cash flow from our operation and the money raised from our private offering We expect to have to raise additional funds in the next 12 months.

Liquidity and Capital Resources

Our capital resources will be earned from the operations of the business. We anticipate that the company will be profitable in the coming year of operation and earn the necessary money to continue the operation.

Our operating activities have provided cash resources of approximately $233,000 from August 1, 2001 (inception) to the six month period ending June 30, 2005; our positive operating cash flow resulted principally from the sale of the Jupiter property.

We had investing activity for the three month period ended March 31, 2005. We raised $25,000 through March 2005 from our two private placements offerings done pursuant to exemptions allowed under Regulation D Rule

At December 31, 2004 we had cash and cash equivalents of $5,222. This cash combined with the monies raised from offerings of $460,765 from inception thru December 31, 2004 and our operating revenue will not provide sufficient cash and cash equivalents to fund our operations for the next 12 months.

If cash generated from operations, our offerings and present cash is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements Additional funding may not be available on favorable terms or at all. In addition, although there are no present understandings, commitments, or agreements with respect to any acquisition of other businesses we may, from time to time, evaluate potential acquisitions of other construction businesses to enhance our business. In order to consummate potential acquisitions, we may issue additional securities or need additional equity or debt financing and any such financing may be dilutive to existing investors.

A lack of sufficient working capital may prevent the Company from realizing its objectives. Until the Company receives additional funding, it will be unable to grow at its projected rate.

The strategic approach to growth and income by the Company is not unique and there are several companies engaged in similar strategy of growth by acquisition. The Company will be competing against larger and better capitalized entities. However the company is intent on pursuing the low cost sector in Hotels and intends to concentrate in well-traveled secondary markets for its Hotel acquisitions. The company intends to seek distressed income properties with minimum internally defined characteristics and develop these properties into solid earning properties by upgrading the physical plant and installing competent management. The use of the careful project selection and evaluation tools, management feels to be demonstrably superior project selection attention to quality improvements; function and automating basic maintenance and operations should allow the Company's services to be effectively marketed against the competition at the currently established price points, while maintaining a good profit margin.

We do not have any off balance sheet arrangements with any organization or individual.

DESCRIPTION OF PROPERTY

Through a lease agreement with 6464 LLC, the Company's operations are located at 6464 W 5th Way, Ft. Lauderdale Florida 33309. There is a rental charge to the Company for office space of $2817.00 per month.

In June 2005, the Company acquired from Munch LLC a vacant 33,000 square foot building that was formerly used as a Wal-Mart Store in Chiefland Florida. The property was acquired for Company stock vaued at $2,100,000. In March 2006, the property was refinanced and due to a condition of the funding, placed in our subsidiary Integral. Current plans call for the property to be subdivided into smaller stores and leased intitally. Plans are also being developed for a 20,000 square foot addition to the property. The Company will be the general contractor for this proposed $2,100,000 addition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a contract with Carl Nurse wherein on reaching certain sales targets, Mr. Nurse will receive incentive base compensation.. The Company will not enter into any other transactions with any officer, director or controlling shareholder of the Company until such time, if ever, as the Company acquires an operating business. At such time, it is expected that the Company will experience a change in control, including a complete change in the Board of Directors and management of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "SBDN."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

The high and low bids for the last two years per quarter are as indicated below:

	High Bid Low Bid		High Bid Low Bid		High Bid Low Bid

	2004		2005		2006

1st quarter	9,000	800	56.25	1.00	2.275	.975

2nd quarter	950	36	3.375	.30	1.75	.203

3rd quarter	250	6.25	1.60	.30	.512	.055

4th quarter	15.25	3.75	3.625	.08

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. Quotations prior to January 1, 2005 have been adjusted to reflect the one-for-2,000 reverse split of our outstanding common stock effective August 2004.

Holders

As of the date of this statement, there are 852 record holders of the Company's common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Island Stock Transfer.

Dividend Policy

The Company has not paid any cash dividends since its inception and does not contemplate paying dividends in the foreseeable future It is anticipated that earnings, if any, will be retained for the operation of the Company's business

Securities Authorized for Issuance Under Equity Compensation Plans

On February 9, 2005 our Board of Directors adopted the SBD International Inc. Employee and Consultant Incentive Plan for the purposes of attracting and retaining able persons and providing incentives and reward opportunities to employees, advisors, outside directors and consultants through the ownership and performance of our common stock. The Incentive Plan was approved by our shareholders on March 30, 2005.

We have reserved 25,000,000 shares of common stock for issuance upon the exercise of options granted under the Incentive Plan revised and amended as of. June 3, 2005. The company pursuant to its S-8 registration issued a total of 25,000,000 shares of common stock pursuant to business development agreements, and to various entities and individuals to settle various corporate obligations.

The Incentive Plan provides for the discretionary grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, to employees, and for the grant of nonqualified stock options, stock appreciation rights, dividend equivalents, restricted stock and other incentive awards to employees, outside directors and consultants.

The Compensation Committee of our Board of Directors administers the Incentive Plan and thereby has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award, the exercisability thereof and the form of consideration payable upon exercise. In addition, the Compensation Committee has the authority to amend, suspend or terminate the Long Term Incentive Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the Incentive Plan without the consent of the holder.

The exercise price of all stock options granted under the Incentive Plan shall not be less than 100% of the fair market value of the common stock on the date of grant The term of all options granted under the Incentive Plan may not exceed ten years. Each option and other award are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Incentive Plan must generally be exercised within ninety (90) days after the end of optionee's status as an employee, director or consultant, or within one year after such optionee's termination by disability or death, respectively, but in no event later than the expiration of the option's term.

The Incentive Plan provides that in the event of certain corporate transactions, the Compensation Committee may accelerate the vesting of outstanding options, cancel the outstanding options and pay qualified participants, adjust outstanding options and other awards pursuant to the terms of the corporate transaction, or provide a substitute option or award issued by the acquiring entity. Corporate transactions include: (1) a merger or consolidation in which SBD International Inc. is not the surviving entity or it survives only as a subsidiary of another unrelated entity, (2) a transfer of ownership of more than fifty percent (50%) of our voting stock; occurs, or (3) the sale, lease, transfer or other disposition of all or substantially all of our assets. See MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

EXECUTIVE COMPENSATION:

CASH COMPENSATION OF EXECUTIVE OFFICERS.

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003.

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
COMMON
SHARES
						UNDERLYING	ALL
				OTHER	RESTRICTED	OPTIONS	OTHER
				ANNUAL	STOCK	GRANTED	COMPEN-
NAME AND POSITION	YEAR	SALARY	BONUS	COMPENSATION	AWARDS ($)	(# SHARES)	SATION

C. Michael Nurse, CEO(1)	2005	$-0-	-0-	-0-	-719,131-	-3,043,476-	-0-

	2004	-0-	-0-	-0-	-456,750-	-0-	-0-

	2003	-0-	-0-	-0-	-0-	-0-	-0-

Beverly Callender, Sec’ty(1)	2004	$-0-	-0-	-0-	-0-	-0-	-0-

	2003	$-0-	-0-	-0-	-0-	-0-	-0-

	2002	-0-	-0-	-0-	-0-	-0-	-0-

(1) The Company has paid its executive officers minimal cash remuneration since inception to date nor does it intend to until such time as the Company acquires an operating business. Shares issued in lieu of cash compensation

OPTION/SAR GRANTS IN LAST FISCAL YEAR
INDIVIDUAL GRANTS

	NUMBER OF	% OF TOTAL
	SECURITIES	OPTIONS/SARS
	UNDERLYING	GRANTED TO	EXERCISE OR
	OPTIONS/SARS	EMPLOYEES IN	BASE PRICE	EXPIRATION
NAME	GRANTED (#)	FISCAL YEAR	($/SH)	DATE

None.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

NUMBER OF
			SECURITIES	VALUE OF
			UNDERLYING	UNEXERCISED
			UNEXERCISED	IN-THE-MONEY
			OPTIONS (SARS	OPTIONS (SARS
	SHARES		AT FY-END (#)	AT FY-END (#)
	ACQUIRED	VALUE	EXERCISABLE/	EXERCISABLE/
NAME	ON EXERCISE	RECEIVED	UNEXERCISABLE	UNEXERCISABLE

None.

COMPENSATION OF DIRECTORS

The Company provides no or minimal cash compensation to its directors and does not intend to until such time, if ever, as the Company acquires an operating business

Employment Agreements

We have an employment agreement with our founder and president which indicates he will be paid $150,000 plus certain expenses when the Company achieves sales of $4,000,000 per annum and $250,000 when sales reach $10,000,000 per annum.

INTEREST OF NAMED EXPERTS AND COUNSEL

Bagell, Josephs, Levine & Company, L.L.C, Gibbsboro, New Jersey independent registered public accounting firm, have audited, our financial statements at December 31, 2005 and for the two years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on its expertise in accounting and auditing.

Berman Hopkins Wright Laham CPAs, LLP independent registered public accounting firm, have reviewed, as set forth in their report thereon appearing elsewhere herein, our interim financial statements dated November 30, 2006 and October 27, 2006 relating to the interim financial statements and financial statement schedules for the nine and three months ended September 30, 2006 and the interim restated financial statements and financial statement schedules for the three and six months ended June 30, 2006 that appear in the prospectus. The financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm's opinion based on its expertise in accounting and auditing.

Gersten Savage, LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Articles of Incorporation and Bylaws of the Company provide for the Indemnification of Directors, Officers, Employees, and Agents to the fullest extent permitted by the Laws of the State of Nevada. The Business Corporation Act contains provisions entitling directors and officers of the Company to Indemnification from, judgments, fines, amounts paid in settlement and reasonable expenses, including Attorney's Fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a Director or Officer of the Company, provided said Officers or Directors acted in good faith. In so far as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Company of expenses incurred or paid by a Director, Officer, or Controlling Person of the Company, in the successful defense of any action, suit, or proceeding) is asserted by such Director, Officer, or Controlling Person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court, or agreed arbitration venue, of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We have filed this registration statement on Form SB-2 with the SEC covering the registration of shares of common stock held by the selling stockholder. This prospectus does not contain all of the information presented in the registration statement and the exhibits and schedule that were filed with the registration statement. We have omitted some of that information under the SEC’s rules and regulations. Statements in this prospectus describing or summarizing any contract or other document are not complete, and you should review the copies of those documents filed as exhibits to the registration statement for more detail.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files annual, quarterly, and current reports, proxy and information statements and other information with the SEC. These documents and the registration statement may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. You can also get copies of these documents through the SEC’s Internet address at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

SITEWORKS BUILDING AND DEVELOPMENT CO AND SUBSIDIARY
(FORMERLY KNOWN AS SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

PAGE(S)
Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of December 31, 2005	F-3

Statements of Operations for the Years Ended
December 31, 2005 and 2004	F-4

Statements of Changes in Stockholder's Equity (Deficit) for the
Years Ended December 31, 2005 and 2004	F-5

Statements of Changes in Temporary Equity for the
Years Ended December 31, 2005 and 2004	F-6

Statements of Cash Flows for the Years Ended
December 31, 2005 and 2004	F-7

Notes to Financial Statements	F-8 - F-21

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax: (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders' of
Siteworks Building and Development Co and Subsidiary
(Formerly Known as Siteworks, Inc. and Subsidiary)
Miami, FL

We have audited the accompanying consolidated balance sheets of Siteworks Building and Development Co and Subsidiary (Formerly Known as Siteworks, Inc. and Subsidiary) (the "Company"), as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity (deficit), changes in temporary equity and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Siteworks Building and Development Co and Subsidiary as of December 31, 2005 and 2004, and the results of its statements of operations, changes in stockholders' equity (deficit), changes in temporary equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As noted in Note 13, the Company has restated its previously issued financial statements for the year ended December 31, 2004. The Company has restated its financial statements to record the merger with Cork Acquisition Company, and to take into effect certain stock splits that occurred previously. This resulted in a decrease in the net loss applicable to common shares of $240,000 and a decrease in the accumulated deficit to $3,827,001 for the year ended December 31, 2004. Additionally, the Company reclassified $60,000 at December 31, 2003 to reduce the deficit and paid in capital due to the Cork transaction. This did not change the net loss in 2004.

The Company has also amended the number of common shares reflected on its December 31, 2005 balance sheet. The amendment did not effect net loss or equity of the company.

Additionally, the Company reclassified $10,068,558 amounts from permanent equity (deficit) to temporary equity due to the possibility of shares issued after March 27, 2002 may not have been validly authorized by shareholder vote. The outcome of this potential violation has not been determined.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes (9, 10 and 11) to the consolidated financial statements, the Company has recurring operating deficits and cash flow concerns that lead to doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Notes (9, 10 and 11). The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Additionally, the Company may not have had the authority to issue certain stock and those issuance have been classified to temporary equity (Notes 9 and 10).

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Gibbsboro, New Jersey

April 30, 2006

MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)

CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF) NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA STATE BOARD OF ACCOUNTANCY

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Restated 2005
Cash and cash equivalents	$5,119
Accounts receivable	11,240
Total current assets	16,359
Property and equipment, net	2,124,012
Deposits	11,950
TOTAL ASSETS	$2,152,321
LIABILITIES, TEMPORARY AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Accounts payable and accrued expenses	$23,000
Mortgages payable\liens	1,960,000
Due to officer/stockholder	5,135
Note payable - related party	13,200

Total Current Liabilities	2,001,335

TEMPORARY EQUITY	10,068,558

STOCKHOLDERS' EQUITY (DEFICIT)
Convertible Preferred Stock Series A , $.001 par value,
20,000,000 shares authorized and 5,100,000 0 shares
issued and outstanding(see Temporary Equity)
Convertible Preferred Stock Series B , $1.00 par value,
20,000,000 authorized and 1,100,000 shares issued
and outstanding(see Temporary Equity)
Common stock, $.001 par value, 500,000,000 shares
authorized; 198,251,020 shares issued and outstanding
at December 31, 2005
Additional paid-in capital
Deficit	(9,917,572)

Total Stockholders' Equity (Deficit)	(9,917,572)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS'
EQUITY (DEFICIT)	$2,152,321

The accompanying notes are an integral part of the consolidated financial statements.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Restated 2005	Restated 2004
SALES	$130,158	$220,000

COST OF SALES	(51,570)	(105,900)

GROSS PROFIT	78,588	114,100

OPERATING EXPENSES
Officers' compensation	575,100	597,000
Advertising	30,681	38,041
Auto	6,898	5,286
Bad debt and other	1,187,650	8,364
Salaries,benefits and taxes	142,940	--
Professional fees and services	3,761,253	522,437
Insurance	14,417	14,018
Office expense	7,206	103,317
Rent	11,560	12,156
Travel and other	30,658	6,692
Utilities	20,346	14,180
Depreciation	6,000	5,693
Beneficial interest expense	374,450	5,209

Total Operating Expenses	6,169,159	1,332,393

### NET LOSS APPLICABLE TO COMMON SHARES	$(6,090,571)	$(1,218,293)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.06)	$(0.62)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	98,218,292	1,965,859

The accompanying notes are an integral part of the consolidated financial statements.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)-RESTATED
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

Balance, December 31, 2003 as restated			18,547	18

Reclassification of shares To Temporary equity			(18,547)	(18)

Balance, December 31, 2003 as reported

Net loss for the year ended December 31, 2004 as reported

Adjustment

Balance, December 31, 2004 as restated

Net loss for the year ended December 31, 2005

Balance December 31, 2005	0	0	0	0

	Stock Subscription Receivable	Additional Paid-In Capital	Deficit	Total

Balance, December 31, 2003 as restated	(172,500)	2,727,866)	(2,608,708)	(53,323)

Reclassification of shares To Temporary equity	172,500	(2,727,866)	0	(2,555,384)

Balance, December 31, 2003 as reported			(2,608,708)	(2,608,708)

Net loss for the year ended December 31, 2004 as reported			(1,458,293)	(1,458,293)

Adjustment			240,000)	240,000)

Balance, December 31, 2004 as restated			(3,827,001)	(3,827,001)

Net loss for the year ended December 31, 2005			(6,090,571)	(6,090,571)

Balance December 31, 2005	0	0	(9,917,572)	(9,917,572)

The accompanying notes are an integral part of the consolidated financial statements.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED STATEMENTS OF TEMPORARY EQUITY (DEFICIT)-RESTATED
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Preferred Stock A		Preferred Stock B
	Shares	Amount	Shares	Amount
Balance, December 31, 2003 -Tranferred from Permanent Equity	--	--

Shares issued for services	--	--

Shares issued for cash	--	--

Shares issued for compensation	--	--

Shares issued for compensation	19,813,967	198,140

Conversion of preferred shares into common shares	(19,813,967)	(198,140)

Shares subscribed	--	--

Shares issued in acquisition of Cork	--	--

Net loss for the year ended December 31, 2004	--	--

Balance, December 31, 2004 as originally reported	--	$--

Adjustment

Balance, December 31, 2004 as Restated

Common stock issued for cash

Common stock issued for compensation

Preferred A shares issued to Founder	5,100,000	5,100

Preferred B shares issued for land			1,100,000	1,100,000

Common shares issued for debt cancellation

Reduction of subscription receviable

Common shares issued for land acquisition

Shares cancelled during the year

Stock issue in error

Reg S common shares issued

Common shares issued for services

Net loss for the year ended December 31, 2005

Balance, December 31, 2005	5,100,000	$5,100	1,100,000	$1,100,000

	Common Stock		Stock Subscription
	Shares	Amount	Receivable
Balance, December 31, 2003 -Tranferred from Permanent Equity	18,547	$18	$(172,500)

Shares issued for services	51,260	52	--

Shares issued for cash	18,190	18	--

Shares issued for compensation	32,500	32	--

Shares issued for compensation	--	--	--

Conversion of preferred shares into common shares	2,972,095	2,972	--

Shares subscribed	1,059,750	1,060	(1,121,600)

Shares issued in acquisition of Cork	4,000	4	--

Net loss for the year ended December 31, 2004	--	--	--

Balance, December 31, 2004 as originally reported	4,156,342	4,156	(1,294,100)

Adjustment

Balance, December 31, 2004 as Restated	4,156,342	4,156	(1,294,100)

Common stock issued for cash	9,065,000	9,065

Common stock issued for compensation	10,000,000	10,000

Preferred A shares issued to Founder

Preferred B shares issued for land

Common shares issued for debt cancellation	4,314,266	4,314

Reduction of subscription receviable	1,294,100

Common shares issued for land acquisition	35,000,000	35,000

Shares cancelled during the year	(2,550,000)	(2,550)

Stock issue in error

Reg S common shares issued	65,000,000	65,000	(1,145,000.00)

Common shares issued for services	73,265,412	73,266

Net loss for the year ended December 31, 2005

Balance, December 31, 2005	198,251,020	$198,251	$(1,145,000)

	Stock issued in error	Additional Paid-In Capital	Deficit	Total
Balance, December 31, 2003 -Tranferred from Permanent Equity		$2,727,866		$2,555,384

Shares issued for services		335,399		335,451

Shares issued for cash		155,217		155,235

Shares issued for compensation		398,828		398,860

Shares issued for compensation		--		198,140

Conversion of preferred shares into common shares		195,168		--

Shares subscribed		1,293,040		172,500

Shares issued in acquisition of Cork		239,996		240,000

Net loss for the year ended December 31, 2004		--		--

Balance, December 31, 2004 as originally reported		5,345,514		4,055,569

Adjustment		(240,000)		(240,000)

Balance, December 31, 2004 as Restated		5,105,514		3,815,570

Common stock issued for cash		317,885		326,950

Common stock issued for compensation		560,000		570,000

Preferred A shares issued to Founder				5,100

Preferred B shares issued for land				1,100,000

Common shares issued for debt cancellation		51,771		56,085

Reduction of subscription receviable				1,294,100

Common shares issued for land acquisition		1,067,500		1,102,500

Shares cancelled during the year		(450)		(3,000)

Stock issue in error	(1,960,000)			(1,960,000)

Reg S common shares issued		1,080,000		--

Common shares issued for services		3,687,987		3,761,253

Net loss for the year ended December 31, 2005				--

Balance, December 31, 2005	$(1,960,000)	$11,870,207	$--	$10,068,558

The accompanying notes are an integral part of the consolidated financial statements.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Restated 2005	Restated 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,090,571)	$(1,218,293)

Adjustments to reconcile net loss to net cash
(used in) operating activities
Bad debt subscriptions	1,187,650
Depreciation and amortization	6,000	5,693
Amortization of beneficial interest	374,450
Stock issued for compensation	575,100
Stock issued for services	3,761,253	932,450

Changes in assets and liabilities
(Increase)Decrease in accounts receivable	(11,240)	2,700
(Increase)Decrease in inventory	--	105,000
(Increase) in deposits	(10,750)	--
Increase in accounts payable and other liabilities	688	2,483

Total adjustments	5,883,151	1,048,326

Net cash (used in) operating activities	(207,420)	(169,967)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,460)	(6,842)

Net cash (used in) investing activities	(5,460)	(6,842)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from note payable - related party	52,262	(138,000)
Subscriptions receivable	106,450	--
Payments on notes payable - vehicle	(6,072)	(2,548)
Increase (decrease) in amounts due officer/stockholder	5,135	(5,246)
Proceeds from the sale of common stock	55,000	327,735

Net cash provided by financing activities	212,775	181,941

NET INCREASE IN
CASH AND CASH EQUIVALENTS	(105)	5,132

CASH AND CASH EQUIVALENTS -
BEGINNING OF YEAR	5,224	92

CASH AND CASH EQUIVALENTS - END OF YEAR	$5,119	$5,224

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$5,209	$5,209

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Common stock issued for services	$3,761,253	$932,450

Assumption of Mortgages	$1,960,000	$--

Land acquired for stock	$2,100,000	$--

The accompanying notes are an integral part of the consolidated financial statements.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Siteworks, Inc., was incorporated in the State of Florida on August 8, 2001. The Company changed its name on April 15, 2005 to Siteworks Building and Development Co, and to SBD International, Inc. on August 1, 2006 (the "Company").

On March 13, 2002, the Company merged with Real Time Cars, Inc., a Nevada corporation ("RTCI") resulting in the Company existing as the surviving company. The shareholders of RTCI received one share of the Company's common stock in exchange for each share of common stock owned in RTCI. The merger with RTCI occurred as a result of the termination of an acquisition agreement between RTCI and Automated Management Resources, Ltd. ("AMR"), a Nevada corporation that was controlled by the Company's management and founding stockholders. AMR was incorporated on April 6, 1999 and was engaged in a similar business as the Company through its wholly owned subsidiary, Automated Management resources, Ltd., a Barbados company ("AMR Barbados"). On November 21, 2000, AMR entered into a stock exchange transaction with RTCI, whereby RTCI acquired all of the common stock of AMR and agreed to pay a finders' fee of $200,000 to the President of AMR, and subsequently continued as the surviving corporation changing its name to Real Time Cars, Inc. RTCI defaulted on the finders' fee payment resulting in termination of the stock exchange agreement and merger with the Company on March 13, 2002.

The Company was incorporated to act as a construction and real estate development company, to acquire operating construction companies, and income producing real estate. The Company's focus is on acquiring construction projects.

On September 29, 2003, the Company acquired Cork Acquisition Corp., a Delaware corporation ("Cork") for 2,000,000 shares of its common stock for all of the common stock of Cork. Prior to the merger, Cork was an inactive company that had no assets or liabilities.

For accounting purposes, the transaction was been accounted for as a capital transaction. Accordingly, the Company will be treated as a continuing entity for accounting purposes.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On August 13, 2005, the Company amended its share structure in the following ways: 1) elected to change their preferred stock series A par value from $1.00 to $0.001. 2) Change the conversion ratio of the preferred stock from 300:1 to 52:1 and 3) reduce the common shares authorized from 10,000,000,000 to 500,000,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue and Cost Recognition

Currently, the Company anticipates four primary sources of revenue:

(1) The construction of housing projects in foreign countries;
(2) Construction/home repairs in the United States;
(3) The sale of undeveloped land or real estate;

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

The Company's revenue recognition policy for these sources of revenue is as follows. The Company relies on Staff Accounting Bulletin Topic 13, in determining when recognition of revenue occurs. There are four criteria that the Company must meet when determining when revenue is realized or realizable and earned. The Company has persuasive evidence of an arrangement existing; delivery has occurred or services rendered; the price is fixed or determinable; and collectibility is reasonably assured. Sales of real estate are generally recognized under the full accrual method when each of the criteria in paragraph 5 of SFAS 66 are met. Under that method, gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When a sale does not meet the requirements for income recognition a gain is deferred until those requirements are met.

The Company recorded the sale of property under the cost recovery method. When this method is used, no profit is recognized on the sales transaction until the cost of the property sold is recovered. (See Note 3)

Revenues from fixed-price and modified fixed-priced construction contracts are anticipated to be recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date compared to estimated total costs for each contract.

Contract costs will include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. There are no costs recognized since there were not any contracts in progress for the years ended December 31, 2005 and 2004.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (Continued)

Revenues from time and material contracts are recognized currently as the work is performed.

All revenues earned in 2005 were for small renovations and/or repairs that were completed in 2005.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

Furniture and fixtures 7 Years Office equipment and vehicles 5 Years

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs for the years ended December 31, 2005 and 2004, are included in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, "Accounting for Start-up Costs", the Company has expensed all of their costs relating to the start-up in the period in which those costs related to.

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a reconciliation of the computation for basic and diluted EPS:

	Restated December 31, 2005	Restated December 31, 2004

Net Loss	$(6,090,571)	($ 1,218,293)

Weighted-average common shares
outstanding (Basic)	98,218,292	1,965,859

Weighted-average common stock equivalents:
Stock options and warrants	--	--

Weighted-average common shares
outstanding (Diluted)	98,218,292	1,965,859

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive. The Company has no options or warrants outstanding as of December 31, 2005 and 2004.

Reclassifications

Certain amounts for the year ended December 31, 2004 have been reclassified to conform to the presentation of the December 31, 2005 amounts. The reclassifications have no effect on net loss for the year ended December 31, 2004.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS 151), "Inventory Costs - an amendment of ARB No. 43, Chapter 4". FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, "FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 3- INVENTORY

The Company on July 31, 2003, purchased an undeveloped parcel of land in Jupiter, Florida in the amount of $105,000. The Company has recorded this asset as inventory and this amount is stated at cost which includes specifically identifiable costs. The Company held this property until September 28, 2004, which at that time was sold for a price of $220,000.

NOTE 4- PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Land	$2,100,000	--

Furniture, fixtures and equipment	20,716	$16,144
Vehicle	20,794	20,794
	2,141,510	36,938
Less: accumulated depreciation	(17,498)	(11,498)

Net book value	$2,124,012	$25,440

Depreciation expense for the years ended December 31, 2005 and 2004 was $6,000 and $5,693, respectively.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 5- NOTES PAYABLE- RELATED PARTY

The Company had a construction bridge loan and note payable in the amount of $150,000 due to a related party. The note required a balloon payment of principal and interest at a rate of 12% due on July 23, 2004. The note was collateralized by land and 150,000 shares of the Company's common stock. Interest expense in 2004 was $5,209. The Company paid back $123,000 in February and March 2004, and reclassified the remaining $27,000 to another individual who assumed the note payable, which was subsequently paid off. At December 31, 2004 this balance was paid off.

NOTE 6- DUE TO OFFICER

The Company had outstanding at December 31, 2005, of $5,135 to an officer/stockholder for expenses advanced on behalf of the Company. There were no specific repayment terms.

NOTE 7- PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2005 and 2004, deferred tax assets approximated the following:

	2005	2004
Deferred tax asset	$2,975,000	$1,148,100
Less: valuation allowance	(2,975,000)	(1,148,100)
	$-0-	$-0-

At December 31, 2005 and 2004, the Company had deficits accumulated approximating $9,917,572 and $3,827,000 respectively, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 8- STOCKHOLDERS' EQUITY (DEFICIT)

At December 31, 2005, the Company has three classes of stock; a convertible Series A preferred class with a par value of $.001 with 20,000,000 shares authorized, a convertible Series B preferred stock with a par value of $1.00 with 20,000,000 shares authorized and a common class with a par value of $.001 and 500,000,000 shares authorized.

At December 31, 2004, the Company has three classes of stock; a convertible Series A preferred class with a par value of $1.00 with 20,000,000 shares authorized, a convertible Series B preferred stock with a par value of $1.00 with 20,000,000 shares authorized and a common class with a par value of $.001 and 100,000,000 shares authorized.

The Company in 2005 and 2004 did numerous Amendments to the share structure that may not have had the appropriate shareholder approval (See Note 9)

The following details the share issuances in 2005 and 2004:

Preferred Stock:

In May 2005, the Company issued 5,100,000 shares of convertible preferred Series A shares with voting rights of one preferred share equivalent to 52 to 1 common shares of the Company. The transaction was booked at par value or $5,100.

In June 2005, the Company issued 1,100,000 shares of preferred Series B valued at $1.00 a share for a partial payment on land.

There were no preferred stock issuances in 2004.

Common Stock Transactions:
2005

The Company issued 35,000,000 shares of common stock at fair value $1,102,500 for the payment of land. There was $102,500 recorded as beneficial interest.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 8- STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Common Stock Transactions:
2005 (Continued)

The Company issued during the year 10,000,000 shares of stock to the President of the corporation which was recorded as compensation at fair value of $570,000.

The Company issued during the year 73,265,412 shares of stock to consultants for services rendered at fair value of $3,761,253.

The Company issued 4,314,266 shares for debt cancellation at fair value of $56,085.

The Company issued 9,065,000 shares for cash of $55,000 and recorded a beneficial interest amount of $271,950 to account for fair value.

In April 2005, 2,550,000 shares of par value common stock were cancelled.

The Company in 2005 provided for an allowance against stock issued as subscriptions receivable of $1,187,650.

The Company issued 65,000,000 Reg S shares that are recorded at market value for money to be received in the future valued at $1,145,000.

2004

On April 9, 2004, the Company authorized the issuances of new Series A Preferred Stock. They have authorized the issuance of 20,000,000 shares, and issued 19,813,967 of these shares to the Company's President. These shares were converted in August 2004.

On August 12, 2004, the Company approved a reverse 1 for 2,000 stock split.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 8- STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

For the year ended December 31, 2004, the Company issued 8,000,000 shares of common stock pre-stock split and 4,000 shares of common stock post-stock split as part of the Cork Acquisition; 36,380,000 shares of common stock pre-stock split and 18,190 shares of common stock post-stock split for cash ; 520,300,000 shares of common stock pre-stock split and 1,059,750 shares of common stock post-stock split for subscriptions of stock; 597,000,000 shares of common stock pre-stock split and 3,004,595 shares of common stock post-stock split (which includes 2,972,095 shares of common stock which converted 19,813,967 shares of preferred stock) for compensation to the officer; and 102,520,000 shares of common stock pre-stock split and 51,260 shares of common stock post-stock split for services rendered.

NOTE 9- TEMPORARY EQUITY

The Company has recorded on its balance sheet as a temporary equity account for those securities issued that may not be in compliance with the registration provisions of the Securities Act of 1933, as amended and for the issuance of common and preferred stock that may not have been validly authorized. The Company filed an information statement that the majority shareholders had assented via written permission and notified all shareholders via a mailing and publication of an information statement. Therfore, these equity amounts have been reclassified from temporary equity to preferred and common stock and the 2005 results have been restated.

Temporary equity at December 31, 2005 and 2004 was $10,068,558 and $3,815,570, respectively.

NOTE 10- CONTINGENCY/UNCERTAINTY

The Company during the year ended December 31, 2005, became aware that some or all of the capital changes were not validly adopted by the Company's Board of Directors, approved by the Company's shareholders, or filed with the Secretary of State as required by the laws of the State of Florida. As a result, it appears that the Company never has been authorized to issue certain shares of its common and preferred stock.

Therefore, these amounts have been reclassified to temporary equity (See Note 9). In addition, the Company reserved 1,187,650 of subscriptions receivable that may not be collected.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 11- GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses since inception and doesn't have the revenue stream to support itself. There is no guaranty whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises doubt about the Company's ability to continue as a going concern.

In addition, the Company may have issued certain shares of its stock that were not validly authorized (See Notes 8, 9 and 10).

Management also states that they are confident that they can acquire projects and raise the appropriate funds needed either through a debt or equity offering to operate.

The consolidated financial statements do not include any adjustments that might results from t he outcome of these uncertainties.

NOTE 12- LAND AND MORTGAGES PAYABLE

In June 2005, the Company issued 1,100,000 shares of preferred stock Series B value at $1.00 a share. The Company also issued 35,000,000 shares of common stock par value valued at $1,000,000 in order to purchase property from Munich LLC. The property was appraised at $2,100,000.

Subsequently to the purchase, the Company discovered that the property wasn't free and clear of mortgages and/or liens. The Company has paid $2,100,000 for the land and recorded the deed. The Company purports that they are trying to recover the stock issued to the former seller.

A final determination has not been finalized.

SITEWORKS BUILDING AND DEVELOPMENT CO
(FORMERLY SITEWORKS, INC. AND SUBSIDIARY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 13- RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AND

RELATED NOTES

The Company has restated their 2004 financial statements and related notes for the following reasons:

A. To take into effect the reverse stock splits that occurred in both 2004 and 2003. The Company has retroactively reflected the reverse stock splits in the consolidated balance sheets, consolidated statement of changes in stockholders' equity (deficit), the earnings per share calculations, and throughout the consolidated financial statements with respect to share amounts

B. The company issued 4,000 and 1,000 post split shares of stock in 2004 and 2003 respectively to Cork as part of an agreement. This was part of the capital transaction of Siteworks and Cork.

The net effect of this restatement is as follows:

	Restated 2004	Originally Reported 2004
Net Loss	$(1,218,293)	$(1,458,293)

Net Loss per Basic and Diluted Shares	$(0.62)	$(0.74)

The Company has also amended its previously issued balance sheet and statement of temporary equity to reflect the proper amount of common stock outstanding for the year ended December 31, 2005.

SBD INTERNATIONAL INC.
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

SBD INTERNATIONAL, INC
CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2006
(A Development Stage Company for 2005)
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash (including 217,655 of restricted cash)	$447,819
Trade receivables	106,523
Prepaid	2,000
Total current assets	556,342

VEHICLES, FURNITURE AND EQUIPMENT (net of accumulated depreciation of $26,725)	34,389

LAND AND BUILDING HELD FOR DEVELOPMENT AT CHIEFLAND	2,201,808

DEPOSITS	17,470
NOTES RECEIVABLE	81,207
TOTAL ASSETS	$2,891,216

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$190,873
Due to related parties	315,886
Accrued payroll and other liabilities	565,324
Total current liabilities	1,072,083

LONG-TERM LIABILITIES
Convertible not payable (net of unamortized discount of $348,361)	151,639
Derivative financial instruments and warrant liability	101,741
Mortgages payable	1,263,780
Contingent liability	1,146,544
Accrued liabilities	31,043
Total liabilities	3,766,830

STOCKHOLDERS’ DEFICIT:
Convertible Preferred Stock, Series A, $0.001 par value 20,000,000 shares authorized and 0 shares issued and outstanding	0
Convertible Preferred Stock, Series B, $1.00 par value 20,000,000 shares authorized and 1.100,000 shares issued and outstanding	1,100,000
Common stock, $0.001 par value, 750,000,000 shares authorized, 274,353,041 shares issued and outstanding	274,353
Additional paid-in-capital	9,344,205
Retained deficit	(11,594,172)
Total stockholders’ deficit	(875,614)

TOTAL	$2,891,216

See notes to consolidated financial statements.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(A Development Stage Company for 2005)
(Unaudited)

	For the Nine months Ended Sept. 30, 2006		For the Nine months Ended Sept. 30, 2005 (Restated)	For the Three months Ended Sept. 30, 2006		For the Three months Ended Sept. 30, 2005 (Restated)

REVENUES	$464,482	$		$173,548	$

COST OF REVENUES	(349,151)			(184,506)

GROSS PROFIT	115,331			(10,958)

OPERATING EXPENSES:
Stock based employee and consultant compensation	618,000		856,170	11,000		784,502
General & Administrative	773,928		82,043	262,115		22,738
Marketing	11,502		4,127	5,912		0
Total operating expenses	1,403,400		942,340	279,027		807,240

LOSS FROM OPERATIONS	(1,288,099)		(942,340)	(289,985)		(807,240)

OTHER EXPENSES:
Derivative (income) expense	156,867			156,867
Interest expense	(346,450)		(44,742)	(272,763)		(44,742)
NET LOSS	$(1,477,682)		$(987,082)	$(405,881)		$(851,982)

LOSS PER COMMON SHARE - BASIC & DILUTED	$(0.01)		$(0.51)	$(0.00)		$(0.17)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING - BASIC AND DILUTED	217,776,943		1,921,603	232,045,919		5,085,218

See notes to consolidated financial statements.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(A Development Stage Company for 2005)
(Unaudited)

	For the Nine months Ended September 30, 2006	For the Nine months Ended September 30, 2005 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,477,682)	(1,333,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,227	4,752
Stock issued for employee and consultant compensation	650,000	1,140,270
Amortization of beneficial interest and change in derivative value	101,741	44,085
Changes in assets and liabilities, net:
Accounts receivable	(95,283)	(51,698)
Deposits	(5,520)
Accounts payable and other liabilities	346,046	58,249
Accrued and other liabilities	366,405	11,287
NET CASH USED IN OPERATING ACTIVITIES	(105,066)	(126,307

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in land and building held for development	(101,808)
Purchases of vehicles, furniture and equipment	(19,604)	(5,016)
CASH USED IN INVESTING ACTIVITIES	(121,412)	(5,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of advances		46,800
Proceeds from subscription receivable		23,550
Proceeds from sale of common stock		75,917
Proceeds from mortgage refinancing	450,325	-
Payment of Note	(81,208)
Loan from related party	300,061	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	669,178	146,267

NET CHANGE IN CASH	442,700	14,944
CASH AT BEGINNING OF PERIOD	5,119	5,224

CASH AND RESTRICTED CASH AT END OF PERIOD	$447,819	$20,168

See notes to consolidated financial statements.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
NOTES TO CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006 AND 2005

NOTE 1 -               ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed consolidated unaudited financial statements and notes are presented as permitted on form 10-QSB and do not contain information included in the Company’s annual consolidated statements and notes. Certain information and footnote disclosures normally included in the consolidated unaudited financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been or omitted pursuant to such rules and regulations, although the company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated unaudited financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these consolidated unaudited financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the company later in the year.

Basis of Presentation
Our accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). Accordingly, these consolidated financial statements do not include all of the footnotes required by accounting principles generally accepted in the United States of America. In our opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The accompanying consolidated financial statements and the notes thereto should be read in conjunction with our audited consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004 contained in our Form 10-KSB.

NOTE 2 -               DUE TO RELATED PARTY

The Company had outstanding debt of $15,826 to an officer/stockholder for expenses advanced on behalf of the Company at September 30, 2006. The Company also received cash advances from a shareholder. The outstanding debt to this shareholder was $300,060 at September 30, 2006. There are no specific repayment terms on either of these debts.

NOTE 3 -              MORTGAGE PAYABLE

On February 15, 2006 the Company refinanced a mortgage payable collateralized by land. The note is an interest only promissory note that balloons February of 2009. The note has a fixed interest rate of 12% for the first 6 months and then a variable interest rate of prime plus 6% with a floor of 12%. The amount of the note at September 30, 2006 is $1,263,780.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
NOTES TO CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006 AND 2005

NOTE 4 -               PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At September 30, 2006, deferred tax assets approximated the following:

2006
Deferred tax asset	$3,488,152
Less: Valuation allowance	(3,488,152)
$-0-

At September 30, 2006 the Company had deficits accumulated approximating $11,627,172 available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 5-                CONVERTIBLE NOTES PAYABLE, COMMON STOCK WARRANTS AND DERIVATIVE FINANCIAL INTRUMENTS

At September 30, 2006, the convertible note payable is comprised of the following:

8% Callable Secured Convertible Term Note, due September 27, 2009	$500,000

Less: unamortized discount related to closing costs and bifurcated embedded derivative instruments and freestanding warrants	(348,361)

Convertible Note Payable	$151,639

On September 28, 2006, we issued a $500,000 8% Callable Secured Convertible Term Note, due September 27, 2009, unless sooner converted or called as discussed below and 5,000,000 Common Stock Purchase Warrants (“Warrants”), for aggregate consideration of $500,000 less $90,000 in closing costs. The Note, together with accrued and unpaid interest, is convertible at any time at the option of the holder into shares of our common stock at the lesser of i) $0.06 per share or ii) the average of the lowest 3 trading days during the last 20 trading days. Interest is paid quarterly but no interest is due for any month in which the trading price is greater than $.10 for each trading day of the month. The fixed conversion price is adjusted for stock splits, stock dividends, merger and similar events. The company is required to have authorized and reserved shares 2 times the number of shares that are actually issuable upon full conversion of the notes and warrants. The Company anticipates that the proceeds of the Financing will be used to finance the Company's Lomari Project. The Financing will provide working capital to purchase and develop a 1,200-unit housing project and for payment of existing debt obligations. We granted the Investors a further security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
NOTES TO CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006 AND 2005

NOTE 5-                CONVERTIBLE NOTES PAYABLE, COMMON STOCK WARRANTS AND DERIVATIVE FINANCIAL INTRUMENTS (CONTINUED)

The instruments are subject to a Registration Rights Agreement whereby we are required to file a registration statement with the Securities and Exchange Commission within 30 days of closing, registering the common stock underlying the secured convertible notes. The registration statement is to be effective within 120 days of funding (180 days in the event of SEC comments). We are required to maintain the effectiveness of the registration statement until all registered securities have been sold or until they may be sold without restriction under Rule 144(k). In the event that we fail to do so, we are obligated to pay, to the holders of the Note, damages of 2% of the face amount of the Notes per month.

If an Event of Default, as defined in the Note, occurs and is continuing, the holders of the Note may declare the entire unpaid principal balance of the Note, together with all interest accrued, due and payable and the interest rate increases from 8% to 15%. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we may be required to pay liquidated damages in shares or cash, at our election, equal to two percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The company has the option to redeem the note in cash, if the stock is trading below $.06 or greater than $3.50, by paying

• 125% of the principal, interest and penalty outstanding for prepayments within 30 days of issue
• 130% of the principal, interest and penalty outstanding for prepayments within 31 days of issue to 60 days or
• 140% of the principal, interest and penalty outstanding for prepayments greater 61 days of issue
• Plus an amount equal to the difference between the market price and $3.50, if the market price is greater than $3.50, times the number of shares that could have been converted.

The company has the option, if the market price is below $.06 for each trading day of the month, to prepay 104% of the outstanding principal divided by 36 plus one month’s interest.

The Warrants, which are exercisable at any time had initial terms as follows:

• 5,000,000 warrants, expiring September 28, 2013, at an exercise price of $0.10/share.

The warrants require that, if we issue common stock or other securities convertible into common stock at a price per share lower than the market price, the exercise price of the warrants will be reduced to that lower price.

Because the conversion price of the Note and the exercise price of the warrants will be lowered if we sell securities at a lower conversion or exercise price, the number of shares that we may have to issue on conversion of the Note or exercise of the warrants is not fixed or determinable. As a result, the Note is not considered to be “conventional convertible debt”, as that term is used by EITF Issue 00-19. Accordingly, the embedded conversion option in the Note is subject to the requirements of EITF Issue 00-19. Because the number of shares we may have to issue is indeterminate, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option of the Note and account for it, as well as the warrants, as derivative financial instrument liabilities. The derivative financial instrument liabilities are initially recorded at their fair value and are then adjusted to fair value at the end of each subsequent period, with any changes in the fair value charged or credited to income in the period of change.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
NOTES TO CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006 AND 2005

NOTE 5-               CONVERTIBLE NOTES PAYABLE, COMMON STOCK WARRANTS AND DERIVATIVE FINANCIAL INTRUMENTS (CONTINUED)

We use the Black-Scholes option pricing model to value the warrants, and the embedded conversion option component of the bifurcated embedded derivative instrument. In valuing these derivative instruments, both at inception and at each quarter end, we use the market price of our common stock on the date of valuation, an expected dividend yield of 0%, and the remaining period to the expiration date of the warrants or repayment date of the Note. Because of the limited historical trading period of our common stock and the change in the industry of the company, the expected volatility of our common stock over the remaining life of the warrants and the Note has been estimated at 19.3%, by comparison to the average volatility of companies considered by management as comparable. The risk-free rates of return used ranged from 4.60% to 4.62%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the warrants and the Note.

The Note is being accreted using an effective interest method, to its redemption value of $500,00 over the 36 month period to its maturity on September 28, 2009.

At September 30, 2006, the following liabilities related to the Warrants and the embedded derivative instrument in the Note were outstanding:

Fair Value of the warrant is:
Issue	Expiry	Instrument	Exercise	Value
Date	Date		Price/Share	9/30/2006
9/28/2005	9/28/2013	Warrant 5,000,000	$0.10	15,594

Fair value of embedded derivatives:

Issue	Expiry	Instrument	Exercise	Value
Date	Date		Price/Share	9/30/2006
9/28/2005	9/28/09	Convertible Note- Conversion Feature	$0.10	70,915
9/28/2005	9/28/09	Convertible Note Interest- Conversion Feature	$0.10	15,232

The carrying value of the note is:

Issue	Expiry	Instrument		Value
Date	Date			9/30/2006
9/28/2005	9/28/2009	$500,000 Convertible Term Note		151,639

ISSUANCE AND CHANGES TO COMMON STOCK

During the nine months ended September 30, 2006, The Company issued 6,700,000 shares of stock at fair value of $128,400 for compensation to an employee. Additionally the company issued 15,400,000 shares of stock at fair value of $521,600 for consulting services

On August 1, 2006, the Company merged with SBD International (SBD), with SBD being the surviving entity. Upon execution of the merger an exchange of one share of SBD common stock was issued for every 25 shares of The Company’s common stock. This reduced the outstanding shares to approximately 8,794,000 shares of common stock.

On August 17, 2006 5,100,000 shares, the entire outstanding Series A Preferred Stock, was converted into 265,200,000 shares of common stock at an exchange ratio of 1 to 52.

On August 31, 2006 an employee shareholder returned 143,000 shares of stock for no compensation.

SBD INTERNATIONAL, INC
(FORMERLY KNOWN AS SITEWORKS INC. AND SUBSIDIARY)
NOTES TO CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006 AND 2005

NOTE 6-                CONTINGENCY/UNCERTAINTY

The Company became aware that some or all of the capital changes may not have been validly adopted by the Company’s Board of Directors, approved by the Company’s Shareholders, or filed with the Secretary of State as required by the laws of the State of Florida. As a result, it appears that the Company may not have been authorized to issue certain shares of its common and preferred stock. As a result, the company filed an information statement that the majority shareholders had assented via written permission and notified all shareholders via a mailing and publication of an information statement. Therefore, these equity amounts have been reclassified from temporary equity to preferred and common stock and the 2005 results have been restated.

In June 2005, the Company issued 1,100,000 shares of preferred stock Series B value at $1.00 a share. The Company also issued 35,000,000 shares of common stock par value valued at $1,000,000 in order to purchase property from Munich LLC. The property was appraised at $2,100,000. Subsequent to the purchase, the Company discovered that the property wasn't free and clear of mortgages and/or liens. The
Company has recorded a contingent liability in the amount of $1,146,544 for this lien although the holder is current on the payments on this note.

NOTE 7 -              GOING CONCERN

As shown in the accompanying consolidated unaudited financial statements, the Company incurred substantial net losses since inception and doesn’t have the revenue stream to support itself. There is no guarantee as to whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

In addition, the Company may have issued certain shares of its stock that were not validly authorized (See Note 8) .

Management also states that they are confident that they can acquire projects and raise the appropriate funds needed either through a debt or equity offering to operate.

The consolidated unaudited financial statements do not include any adjustments that might results from the outcome of these uncertainties.

Note 8-                   SUBSEQUENT EVENTS

The company was required to file a registration statement, by the terms of a registration rights agreement, with the SEC on October 27, 2006. As of the date of this filing, the registration statement has not been filed. In the event that we fail to file this statement, we are obligated to pay, to the holders of the Note, damages of 2% of the face amount of the Notes per month.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Bagell, Josephs, Levine & Company LLC, auditor for the Company, resigned as Auditor for the Company effective July 24, 2006.

The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

The Company is awaiting Bagells Josephs, letter addressed to the SEC stating whether is agrees with the statements contained herein and if not stating the respects in which it does not agree.

The resignation of Bagell, Josephs, Levine & Company LL.C was accepted by the board of directors or an audit or similar committee of the board of directors.
There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection the period 2004 and 2005 and any subsequent period preceding the date of the dismissal.

The Company did not consult with Bagell, Josephs, Levine & Company, LLC during its fiscal years ending Dec 31, 2004 and Dec 31, 2005 on the application of accounting principles to as specified transaction, the type of opinion that may be rendered on the Company's financial statements, any accounting, auditing or financial reporting issue, or any item that was either the subject of a disagreement or a reportable event as defined in item 304 of Regulation S- K.

The Company has provided Bagell, Josephs, Levine & Company LLC with a copy of the disclosures contained in this filing and has included as an exhibit the response of Bagell Joseph, Levine & Company LLC to the disclosures set forth herein.

The Company has retained Berman Hopkins Wright Laham CPAs, LLP ("Berman Hopkins") to perform our 2006 audit and statements and to review the quarterly filings starting with the restated June 30, quarterly filing.

The Company is responsible for the adequacy and accuracy of disclosure in this filing, and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing and SBD may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION

The Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good Faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

The Company shall indemnify an officer director or employee or agent of the company against expenses including attorney's fees actually and incurred by him in a successful defense of any matter regarding the Company.

The aforementioned indemnification continues for a person who has ceased to be a director, officer, employee or agent and their heirs, executors and administrators.

Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Company in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Company or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Company may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

The Company's bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors, C Michael Nurse and Beverly Callender pursuant to written indemnity agreements.

Our Articles of Incorporation limit the personal liability of our officers and directors for monetary damages for breach of our fiduciary duty as directors, except for liability that cannot be eliminated under the Florida Statutes. Our bylaws also provide for the Company to indemnify directors and officers to the fullest extent permitted by the Florida Statutes. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers.

Under Florida law, a corporation may indemnify a director or officer if (i) he or she is not liable pursuant to Section 607 of the Florida General Corporation Law for breaching fiduciary duties as an officer or director or where breach of duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to our articles of incorporation, bylaws, the Florida Revised Statutes, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth the various estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee	$162.11

Accounting and Audit Fees	$6,000

Legal Fees and Expense	$10,000

Printing and Engraving Expenses	$1,000

Total:	$17,160.51

RECENT SALES OF UNREGISTERED SECURITIES AND USE OF PROCEEDS FROM REGISTERED SECURITIES

During the nine months ended September 30, 2006, The Company issued 6,700,000 shares of stock at fair value of $128,400 for compensation to an employee. Additionally the company issued 15,400,000 shares of stock at fair value of $521,600 for consulting services.

On August 1, 2006, the Company merged with SBD International Inc., with SBD being the surviving entity. Upon execution of the merger, an exchange of one share of SBD common stock was issued for every 25 shares of our common stock. This reduced the outstanding shares to approximately 8,794,000 shares of common stock.

On August 17, 2006 5,100,000 shares, the entire outstanding Series A Preferred Stock, was converted into 265,200,000 shares of common stock at an exchange ratio of 1 to 52.
On August 31, 2006 an employee shareholder returned 143,000 shares of common stock for no compensation.

Total shares outstanding as of December 29, 2006 were approximately 274,353,041. None of the transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Company has been advised that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to obtain information about the Company.

EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description

3.1	Articles of Incorporation of SBD International, Inc. (2)

3.2	Bylaws of SBD International, Inc. (2)

5.1	Gersten Savage LLP Opinion and Consent (filed herewith)

10.1	Securities Purchase Agreement dated September 28, 2006 (1)

10.2	Callable Secured Convertible Note dated September 28, 2006 (1)

10.3	Callable Secured Convertible Note dated September 28, 2006 (1)

10.4	Callable Secured Convertible Note dated September 28, 2006 (1)

10.5	Callable Secured Convertible Note dated September 28, 2006 (1)

10.6	Stock Purchase Warrant dated September 28, 2006 (1)

10.7	Stock Purchase Warrant dated September 28, 2006 (1)

10.8	Stock Purchase Warrant dated September 28, 2006 (1)

10.9	Stock Purchase Warrant dated September 28, 2006 (1)

10.10	Registration Rights Agreement dated September 28, 2006, by and among SBD International Inc. and the Investors named on the signature pages thereto (1)

10.11	Guaranty and Pledge Agreement dated September 28, 2006, by and among SBD International, Inc. and the Investors named on the signature pages thereto (1)

10.12	Security Agreement dated September 28, 2006, by and among SDB International, Inc. and the Investors named on the signature pages thereto (1)

14.1	Code of Ethics (3)

23.1	Consent of Bangell Josephs & Company L.L.C Certified Public Accountants (filed herewith)

23.2	Consent of Berman Hopkins Wright Laham CPAs, LLP Certified Public Accountants (filed herewith)

23.3	Consent of legal counsel (included in Exhibit 5.1)

(1)	Incorporated by reference to the Company's Current Report on Form 8-K filed on October 3, 2006.

(2)	Incorporated by reference to the Company's Registration Statement on Form SB-2/A filed on July 1, 2005

(3)	Incorporated by reference to the Company's Registration Statement on Form SB-2 filed on January 4, 2007

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics (Code) that is applicable to our directors, principal executive and financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code is included in this report as Exhibit 14.1. A copy of the Code may be obtained by anyone, without charge, by requesting a copy either by telephoning (954) 489 2961 or fax: (954) 489-2962.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section l0 (a) (.3) for the Securities Act,

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twnety percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(3)	File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(4)	Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft Lauderdale, Florida USA on January 18, 2007.

SBD INTERNATIONAL, INC.

By:	/s/ C. Michael Nurse
C. Michael Nurse
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

	Signature:	Title:	Date:

By:	/s/ C. Michael Nurse	President and Director	January 18, 2007
C. Michael Nurse

By:	/s/ Beverly Callender	Secretary and Director	January 18, 2007
Beverly Callender